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                                                                     Exhibit 5.1


                [Letterhead of Morris, Nichols, Arsht & Tunnell]






                                January 30, 2002

Newmont Mining Corporation
1700 Lincoln Street
Denver, CO  80203

               Re:     Registration Statement on Form S-4 of Delta Holdco Corp.
                       --------------------------------------------------------

Ladies and Gentlemen:

                  You have requested our opinion with respect to certain matters of Delaware law in connection with the above-captioned Registration Statement on Form S-4 to be filed by Delta Holdco Corp. ("Holdco"), a Delaware corporation and direct, wholly owned subsidiary of Newmont Mining Corporation, a Delaware corporation ("Newmont"), with the United States Securities and Exchange Commission (the "Registration Statement") with respect to the shares of $3.25 Convertible Preferred Stock, par value $5.00 per share, of Holdco (the "Holdco Preferred Stock"), proposed to be issued by Holdco in connection with the proposed merger (the "Merger") of Delta Acquisitionco Corp. ("Acquisitionco"), a Delaware corporation and wholly owned subsidiary of Holdco, with and into Newmont upon the terms and subject to the conditions of the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 8, 2002, by and among Newmont, Acquisitionco and Holdco.

                  For purposes of rendering the opinion expressed herein, we have examined and relied upon the following documents in the forms provided to us by or on behalf of Newmont: the certificate of incorporation of Newmont, as amended to date; the current Bylaws of Newmont; the certificate of incorporation of Holdco, as amended to date (the "Holdco Certificate of Incorporation"); the form of Certificate of Designations of $3.25 Convertible Preferred Stock (the "Certificate of Designations") to be filed with the Secretary of State of the State of Delaware (the "Secretary of State"); the current Bylaws of Holdco; and the Merger Agreement. We have further assumed for purposes of this opinion: (i) the due incorporation, organization, valid existence and good standing of each entity that is a party to the documents reviewed by us under the laws of the State of Delaware; (ii) that each party to the Merger Agreement has the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement; (iii) that the shares of $3.25 Convertible Preferred Stock, par value $5.00 per share, of Newmont that are issued and outstanding immediately prior to the Effective Time (as such term is defined in the Merger Agreement) will be duly authorized, validly issued, fully paid and nonassessable;

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Newmont Mining Corporation
January 30, 2002
Page 2


(iv) the Holdco Certificate of Incorporation was duly authorized by all necessary action; (v) that the Certificate of Designations, in the form provided to us, has been, or will, prior to the filing of the certificate of merger with respect to the Merger with the Secretary of State, as contemplated by the Merger Agreement, be duly authorized by all necessary action and executed, acknowledged and duly filed with the Secretary of State and has or will, prior to the filing of the certificate of merger with the Secretary of State, become effective; (vi) that the Merger Agreement has been, or will, prior to the filing of a certificate of merger with respect to the Merger with the Secretary of State as contemplated by the Merger Agreement, be (A) duly authorized by all necessary action and executed and delivered by each party thereto and (B) duly certified and acknowledged by Newmont and Acquisitionco; (vii) a certificate of merger with respect to the Merger, in proper form, will be duly filed with the Secretary of State and will become effective prior to the issuance of the Holdco Preferred Stock; (viii) that upon the effectiveness of the Merger there will be a sufficient number of authorized but unissued shares of Holdco Preferred Stock to satisfy the obligations of Holdco, as provided in the Merger Agreement, to issue shares of Holdco Preferred Stock in the Merger and that none of such shares of Holdco Preferred Stock will be subscribed for or otherwise committed to be issued; (ix) immediately following the Effective Time of the Merger, the name of Holdco will be changed to "Newmont Mining Corporation" by the filing of a certificate of amendment to the Holdco Certificate of Incorporation, in proper form, which amendment will have been duly authorized by all necessary action by Holdco; and (x) that, upon consummation of the Merger, the certificates representing the Holdco Preferred Stock will contain the information required by
Section 151(f) of the General Corporation Law of the State of Delaware. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based upon and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the shares of Holdco Preferred Stock being registered under the Registration Statement, when issued in connection with the Merger as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

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Newmont Mining Corporation
January 30, 2002
Page 3


                  The opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the applicable law be changed by legislative action, judicial decision or otherwise after the date of this opinion.

                  This opinion is furnished to you in connection with your filing of the Registration Statement and, except as consented to, supra, is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                             Very truly yours,

                                            /s/ Morris, Nichols, Arsht & Tunnell